Exhibit 1.1

EXECUTION VERSION

EQT MIDSTREAM PARTNERS, LP

12,500,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

New York, New York
June 26, 2012

CITIGROUP GLOBAL MARKETS INC.

BARCLAYS CAPITAL INC.

As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

EQT Midstream Partners, LP, a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 12,500,000 common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”).  The Partnership also proposes to grant to the Underwriters an option to purchase up to 1,875,000 additional Common Units to cover over-allotments, if any (the “Option Units,” and together with the Firm Units, the “Units”).  Certain capitalized terms used herein are defined in Section 20 hereof.

It is understood and agreed to by all parties that the Partnership was formed at the direction of EQT Corporation, a Pennsylvania corporation (“EQT”), by its sole general partner, EQT Midstream Services, LLC, a Delaware limited liability company (the “General Partner”) and its sole limited partner, EQT Midstream Investments, LLC, a Delaware limited liability company (“EQT Midstream Investments”), to own, operate and develop certain natural gas transmission, storage and gathering assets in the Appalachian Basin (the “Assets”) that are owned and operated by Equitrans, L.P., a Pennsylvania limited partnership (“Equitrans”), as described more particularly in the most recent Preliminary Prospectus.

It is further understood and agreed to by all parties that as of the date hereof:

(a)                                 EQT directly owns all of the membership interests in EQT Investments Holdings LLC (“EQT Investments”);

(b)                                 EQT Investments directly owns a 100% membership interest in each of the General Partner, EQT Midstream Investments and ET Blue Grass, LLC, a Delaware limited liability company (“Blue Grass”);

(c)                                  EQT Midstream Investments and the General Partner directly own a 98.0% limited partner interest and a 2.0% general partner interest, respectively, in the Partnership;

(d)                                 The Partnership directly owns a 100% membership interest in Equitrans Investments, LLC, a Delaware limited liability company (the “Operating Company”);

(e)                                  The Operating Company directly owns a 100% membership interest in Equitrans Services, LLC, a Delaware limited liability company (“Equitrans Services”);

(f)                                   EQT directly owns a 97.25% limited partner interest in Equitrans;

(g)                                  Blue Grass directly owns a 2.75% general partner interest in Equitrans;

(h)                                 The transmission and storage system and the gathering system comprising the Assets have historically been operated pursuant to that certain FERC Gas Tariff of Equitrans, L.P. filed with the Federal Energy Regulatory Commission (as amended, the “Equitrans Tariff”);

(i)                                     On June 12, 2012, pursuant to that certain Abbreviated Application of Equitrans, L.P. to Amend Certificate of Public Convenience and Necessity, to Abandon Pipeline Facilities by Transfer, and for a Certificate of Public Convenience and Necessity to Lease Pipeline Facilities, Equitrans was granted the right to abandon the ongoing Sunrise pipeline project (as more particularly described in the Preliminary Prospectus) to Sunrise Pipeline, LLC, a Delaware limited liability company (“Sunrise”) and a wholly owned subsidiary of EQT Investments, and to enter into the Sunrise Lease (defined herein); and

(j)                                    On March 1, 2011, Equitrans and EQT Production Company, a Pennsylvania corporation owned by EQT Investments (“EQT Production”), entered into a sublease agreement pursuant to which EQT Production Company dedicated natural gas production from certain wells for transportation on the Equitrans transmission and storage system.

Immediately prior to or on the Closing Date (as defined herein), the following transactions will occur:

(a)                                 EQT, EQT Investments, Blue Grass, Equitrans and Sunrise will enter into an Assignment Agreement and Bill of Sale to transfer the Sunrise Facilities (as defined in the Sunrise Lease (as defined herein)) to Sunrise (the “Sunrise Assignment”);

(b)                                 Equitrans and Sunrise will enter into that certain Sunrise Facilities Lease Agreement (the “Sunrise Lease”) pursuant to which Equitrans will agree to operate the Sunrise Facilities (as defined in the Sunrise Lease) for the benefit of Sunrise;

(c)                                  EQT and Blue Grass will each contribute cash to Equitrans in proportion to their ownership interests in Equitrans, which Equitrans will use to retire its intercompany indebtedness;

(d)                                 EQT, EQT Investments, Blue Grass, EQT Midstream Investments, Equitrans, the General Partner, the Partnership, the Operating Company and Equitrans Services will enter into a Contribution, Conveyance and Assumption Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Contribution Agreement,” and together with any related bills of sales, conveyances and similar transfer documents necessary to effectuate the intent of the Contribution Agreement, the “Contribution Documents”) pursuant to which:

(i)                                     EQT will contribute its 97.25% limited partner interest in Equitrans to EQT Investments, and EQT Investments will contribute 3.0073% of such limited partner interest in Equitrans to the General Partner (the “GP Limited Partner Interest”) and 94.2427% of such limited partner interest in Equitrans to EQT Midstream Investments (the “LP Limited Partner Interest”).

(ii)                                  Blue Grass will distribute its 2.75% general partner interest in Equitrans to EQT Investments, and EQT Investments will contribute 0.0850% of such general partner interest in Equitrans to the General Partner (the “GP General Partner Interest” and, together with the GP Limited Partner Interest, the “GP Contribution Interest”) and 2.6650% of such general partner interest in Equitrans to EQT Midstream Investments (the “LP General Partner Interest” and, together with the LP Limited Partner Interest, the “LP Contribution Interest”).

(iii)                               Equitrans will distribute its trade and other accounts receivable from affiliates and third-parties (the “Equitrans Accounts Receivable”) to the General Partner and to EQT Midstream Investments pro rata in accordance with their ownership interests in Equitrans and each of the General Partner and EQT Midstream Investments will distribute all of the Equitrans Accounts Receivable owned by it to EQT Investments.

(iv)                              The General Partner will contribute the GP Contribution Interest to the Partnership in exchange for (A) 707,744 general partner units in the Partnership (the “General Partner Units”) representing a continuation of its 2.0% general partner interest in the Partnership, (B) the Incentive Distribution Rights (as defined in the Partnership Agreement (as defined herein)) and (C) the right to receive a cash distribution from the Partnership in the amount of approximately $3.9 million.

(v)                                 The Partnership will contribute the GP General Partner Interest to the Operating Company, and the Operating Company will contribute the GP General Partner Interest to Equitrans Services.

(vi)                              EQT Midstream Investments will contribute the LP Contribution Interest to the Partnership in exchange for (A) 2,964,718 Common Units, (B) 17,339,718 subordinated units (“Subordinated Units”) representing a 49% ownership interest in the Partnership (and together with the Common Units referred to in clause (A) of this paragraph, the “Sponsor Units”), (C) the right to receive a cash distribution from the Partnership in the amount of $189.8 million and (D) the right to receive the Deferred Issuance and Distribution (as defined in the Partnership Agreement).

(vii)                           The Partnership will contribute the LP General Partner Interest to the Operating Company, and the Operating Company will contribute the LP General Partner Interest to Equitrans Services.

(viii)                        The Partnership will contribute the LP Limited Partner Interest and the GP Limited Partner Interest to the Operating Company.

(ix)                              The Partnership will redeem the initial interests of the General Partner and EQT Midstream Investments and will refund the General Partner’s initial contribution of $20, EQT Midstream Investments’ initial contribution of $980, as well as any interest or other profit that may have resulted from the investment or other use of such initial capital contributions to the General Partner and EQT Midstream Investments, respectively, in proportion to such initial contribution.

(e)                                  The public offering of the Units contemplated hereby (the “Offering”) will be consummated;

(f)                                   The Partnership will use the net proceeds of the Offering as follows: (i) to pay the structuring fee and offering expenses, estimated to be an aggregate $5.6 million; (ii) to fund approximately a $189.8 million and approximately $3.9 million cash distribution to EQT Midstream Investments and the General Partner, respectively, in part for reimbursement of capital expenditures associated with the Assets; (iii) to provide approximately $14 million in working capital to replenish amounts distributed by Equitrans to EQT in the form of Equitrans Accounts Receivable pursuant to the Contribution Agreement; (iv) to pre-fund $31.8 million of maintenance capital expenditures, the majority of which is expected to be incurred over the next two years related to two identified regulatory compliance initiatives (the “Compliance Expenditures”); and (v) to pay $1.9 million of origination fees associated with the entry into the New Credit Agreement (as defined herein);

(g)                                  The Partnership will amend and restate its partnership agreement, substantially in the form filed as an exhibit to the Registration Statement (as so amended and restated, the “Partnership Agreement”);

(h)                                 The General Partner will amend and restate its limited liability company agreement, substantially in the form filed as an exhibit to the Registration Statement (as so amended and restated, the “GP LLC Agreement”);

(i)                                     Equitrans will amend and restate its Third Amended and Restated Limited Partnership Agreement into the Fourth Amended and Restated Limited Partnership Agreement (the Fourth Amended and Restated Limited Partnership Agreement is referred to herein as the “Equitrans LP Agreement”);

(j)                                    The Partnership, EQT and the General Partner will enter into an omnibus agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Omnibus Agreement”);

(k)                                 EQT Gathering, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of EQT (“EQT Gathering”), and Equitrans will enter into an operation and management services agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Services Agreement”);

(l)                                     EQT and EQT IP Ventures, LLC, an indirect wholly owned subsidiary of EQT, will assign their interest in the “Equitrans” trade name and mark to EPC Investments, Inc., an indirect wholly owned subsidiary of EQT, and EPC Investments, Inc. will assign the “Equitrans” trade name and mark to the Partnership.

(m)                             The Partnership, as borrower, will enter into a $350 million credit agreement with Wells Fargo Bank, National Association, as administrative agent, substantially in the form filed as an exhibit to the Registration Statement (the “New Credit Agreement”); and

(n)                                 The General Partner will grant 4,780 phantom units to its independent directors and 146,490 performance units to certain of its affiliates’ employees, in each case pursuant to the EQT Midstream Services, LLC 2012-Long-Term Incentive Plan (the “LTIP”), in connection with the consummation of the offering contemplated hereby.

The transactions contemplated in subsections (a) through (n) above (including the transactions to be consummated pursuant to the Contribution Documents) are collectively referred to herein as the “Transactions.”  The “Transaction Documents” shall mean the Contribution Documents, the Sunrise Lease, the Omnibus Agreement, the Services Agreement and the New Credit Agreement.  The “EQT Parties” shall mean EQT, the Partnership, the General Partner and the Operating Company.  The Partnership, the General Partner, the Operating Company, Equitrans Services, Equitrans and all other subsidiaries of the Partnership, if any, are herein collectively referred to as the “Partnership Entities” and, together with EQT, EQT Gathering, EQT Investments, EQT Midstream Investments, Blue Grass and Sunrise, the “EQT Entities.”  The “Organizational Documents”) shall mean the Partnership Agreement, the GP LLC Agreement, the limited liability company agreement of the Operating Company, the limited liability company agreement of Equitrans Services, the Equitrans LP Agreement and the limited liability company agreement, partnership agreement or other operating agreement, as applicable, of all other subsidiaries of the Partnership.  The “Operative Agreements” shall mean the Organizational Documents and the Transaction Documents.

This is to confirm the agreement among the EQT Parties and the Underwriters concerning the purchase by the Underwriters of the Firm Units and of the Option Units, if any, from the Partnership by the Underwriters.

1.        Representations and Warranties.  Each of the EQT Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)                                 Registration.  The Partnership has prepared and filed with the Commission a registration statement (File Number 333-179487) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Units.  Such Registration Statement, including all amendments thereto filed prior to the Execution Time, has become effective.  The Partnership may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to the Representatives.  The Partnership will file with the Commission a final prospectus in accordance with Rule 424(b).  As filed, such Prospectus shall contain all information required by the Act and, except to the extent the Representatives shall agree in writing to a modification, such Prospectus shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised the Representatives, prior to the Execution Time, will be included or made therein.

(b)                                 No Stop Order.  No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of any of the EQT Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

(c)                                  No Material Misstatements or Omissions in Registration Statement or Prospectus.  On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)                                 No Material Misstatements or Omissions in Disclosure Package.  The most recent Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act.  As of the Execution Time, (i) the Disclosure Package, and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the EQT Parties make no representations or warranties as to the information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e)                                  Projections.  Each of the statements made by the Partnership in the Registration Statement and the Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule175(b) under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(f)                                   Electronic Road Show.  The Partnership has made available a “bona fide electronic road show” (as defined in Rule 433) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Units.

(g)                                  Eligible Issuer.  (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(h)                                 Emerging Growth Company.  From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters-Communication) through the Execution Time, the Partnership has been and is an “emerging growth company” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(i)                                     Testing-the-Waters Communications.  The Partnership (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications.

(j)                                    Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus; provided, however, that the EQT Parties make no representations or warranties as to the information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(k)                                 Formation and Qualification.  Each of the EQT Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of organization with all requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party.  Each of the Partnership Entities has all requisite power and authority to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date, including the Assets, and conduct its business as currently conducted or to be conducted on the Closing Date and each settlement date, in each case, as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction which requires, or at the Closing Date and each settlement date will require, such qualification, except where the failure to be so qualified would not reasonably be likely to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities, taken as a whole (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.

(l)                                     Power and Authority of General Partner.  The General Partner has, and on the Closing Date and each settlement date will have, all requisite power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.

(m)                             Ownership of EQT Investments.  On the Closing Date and each settlement date, after giving effect to the Transactions, EQT will own, all of the issued and outstanding membership interests of EQT Investments; the membership interests of EQT Investments have been duly authorized and validly issued in accordance with the limited liability company agreement of EQT Investments (as the same may be amended or restated at or prior to the Closing Date, the “EQT Investments LLC Agreement”), and are fully paid (to the extent required by the EQT Investments LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and EQT owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) except for (A) restrictions on transferability contained in the EQT Investments LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus, if

any, and (B) Liens created or arising under that certain Credit Agreement, dated as of December 8, 2010 (the “EQT Credit Agreement”) among EQT, PNC Bank, National Association, as administrative agent, and the Lenders party thereto, as amended or otherwise modified.

(n)                                 Ownership of General Partner.  EQT Investments owns, and on the Closing Date and each settlement date, after giving effect to the Transactions, will own, all of the issued and outstanding membership interests of the General Partner; the membership interests of the General Partner have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and EQT Investments owns such membership interests free and clear of all Liens except for (A) restrictions on transferability contained in the GP LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus and (B) Liens created or arising under the EQT Credit Agreement.

(o)                                 Ownership of General Partner Interest.  The General Partner is, and on the Closing Date and each settlement date, after giving effect to the Transactions, will be, the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership, such interest being represented by the General Partner Units; such General Partner Units have been, and on the Closing Date and each settlement date, after giving effect to the Transactions, will be, duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such General Partner Units free and clear of all Liens except for (A) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus and (B) Liens created or arising under the New Credit Agreement.

(p)                                 Ownership of the Sponsor Units and Incentive Distribution Rights in the Partnership.  Assuming no purchase by the Underwriters of any Option Units, on the Closing Date and each settlement date, after giving effect to the Transactions, EQT Midstream Investments will own the Sponsor Units and the General Partner will own 100% of the Incentive Distribution Rights; all of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and EQT Midstream Investments will own the Sponsor Units, and the General Partner will own the Incentive Distribution Rights, in each case free and clear of all Liens except for (A) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus and (B) Liens created or arising under the EQT Credit Agreement.

(q)                                 Ownership of the Operating Company.  The Partnership owns, and on the Closing Date and each settlement date, will own, all of the issued and outstanding membership interests of the Operating Company; such membership interests have been, and on the Closing Date and each settlement date, after giving effect to the Transactions, will be, duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company, and are fully paid (to the extent required by the limited liability company agreement of the Operating Company) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens except for (A) restrictions on transferability contained in the limited liability company agreement of the Operating Company or as described in the Registration Statement, the Disclosure Package and the Prospectus and (B) Liens created or arising under the New Credit Agreement.

(r)                                    Valid Issuance of the Units.  The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein on the Closing Date and each settlement date, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(s)                                   Capitalization.  In the event that the Underwriters exercise their option to purchase all 1,875,000 Option Units pursuant to Section 2(b) before the third Business Day immediately preceding the Closing Date, the Units will be the only limited partner interests of the Partnership issued and outstanding on the Closing Date other than the Sponsor Units and the Incentive Distribution Rights.  In the event that the Underwriters exercise their option to purchase fewer than 1,875,000 Option Units pursuant to Section 2(b) (a “Partial Exercise Amount,” and such Option Units being the “Partial Option Units”) before the third Business Day immediately preceding the Closing Date, the Firm Units and the Partial Option Units will be the only limited partner interests of the Partnership issued and outstanding on the Closing Date other than the Sponsor Units and the Incentive Distribution Rights.  In the event that the Underwriters exercise their option to purchase Option Units pursuant to Section 2(b) for delivery on any settlement date other than the Closing Date and other than in connection with a settlement date concurrent with the expiration of the term set forth in Section 2(b), the Firm Units and such Option Units will be the only limited partner interests issued and outstanding on such delivery date other than the Sponsor Units, the Incentive Distribution Rights and any Partial Option Units delivered on any prior settlement date.  In the event that the Underwriters do not exercise the option to purchase Option Units pursuant to Section 2(b) for an aggregate of 1,875,000 Option Units prior to the expiration of the term set forth in Section 2(b), other than the Sponsor Units (which in such event will be deemed to include any Common Units issued to EQT Midstream Investments pursuant to the Deferred Issuance and Distribution) and the Incentive Distribution Rights, the Firm Units and any Partial Option Units will be the only limited partner interests issued and outstanding on such date.

(t)                                    Ownership of Other Partnership Entities.  On the Closing Date and each settlement date, after giving effect to the Transactions,

(i)                                     the Operating Company will own 100% of the membership interests in Equitrans Services and a 97.25% limited partner interest in Equitrans; all of such equity interests will be duly and validly authorized and issued in accordance with the applicable Organizational Documents, will be fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, (i) Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, (ii) Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act or (iii) the Pennsylvania Limited Partnership Act and such equity interests will be owned free and clear of all Liens except for (A) restrictions on transferability contained in Equitrans Services limited liability company agreement or Equitrans LP Agreement, as applicable, or as described in the Registration Statement, the Disclosure Package and the Prospectus and (B) Liens created or arising under the New Credit Agreement; and

(ii)                                  Equitrans Services will own a 2.75% general partner interest in Equitrans; all of such equity interest will be duly and validly authorized and issued in accordance with the applicable Organizational Documents; and such equity interests will be owned free and clear of all Liens except for (A) restrictions on transferability contained in the Equitrans LP Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus and (B) Liens created or arising under the New Credit Agreement.

(u)                                 No Other Subsidiaries.  Other than (i) the General Partner’s ownership of the 2.0% general partner interest in the Partnership, (ii) the Partnership’s ownership of 100% of the Operating Company, (iii) the Operating Company’s 100% ownership of Equitrans Services and (iv) the Operating Company and Equitrans Services ownership of a 97.25% limited partner interest and a 2.75% general partner interest, respectively, in Equitrans, none of the Partnership Entities own or will own, on the Closing Date and each settlement date, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(v)                                 No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(w)                               Authority and Authorization.  Each of the EQT Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder.  The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement.  On the Closing Date and each settlement date, all corporate, limited partnership and limited liability company action, as the case may be, required to be taken by the EQT Entities or any of their members, partners or shareholders for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery by the EQT Entities of the Transaction Documents to which they are a party and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Transaction Documents, shall have been validly taken.

(x)                                 Authorization of This Agreement.  This Agreement has been duly authorized, executed and delivered by each of the EQT Parties.

(y)                                 Enforceability of Operative Agreements.  At or before the Closing Date and on each settlement date, each of the Operative Agreements will have been duly authorized, executed and delivered by the EQT Entities party thereto and, assuming due authorization by the other parties thereto (other than an EQT Entity), will be a valid and legally binding agreement of such EQT Entities, enforceable against such parties in accordance with its terms; provided, that, with respect to each agreement described in this Section 1(y), the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(z)                                  No Conflicts.  None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the EQT Entities that are parties hereto or thereto, as the case may be, (iii) the consummation of the Transactions and any other transactions contemplated by this Agreement or the Transaction Documents or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus (A) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document of any of the EQT Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the EQT Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the EQT Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the New Credit Agreement) except, in the case of clauses (B), (C) and (D), where such breaches, violations, defaults or Liens would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or materially impair the ability of the EQT Entities to consummate the Transactions or any other transactions contemplated by this Agreement or the Transaction Documents.

(aa)                          No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the EQT Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the EQT Parties, the execution and delivery of the Operative Agreements by the EQT Entities that are parties thereto, the performance by the EQT Entities that are parties thereto of their respective obligations under the Operative Agreements or the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements other than (i) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith) and consents required under the Exchange Act, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (iii) any necessary qualification under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”),  (iv) consents that have been, or prior to the Closing Date will be, obtained, and (v) consents that, if not obtained, would not reasonably be likely to have a Material Adverse Effect or materially impair the ability of any of the EQT Parties to consummate the Transactions or perform their respective obligations under this Agreement or the Operative Agreements.

(bb)                          No Defaults.  None of the EQT Entities is in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) of (i) any provision of its Organizational Documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the EQT Entities is a party relating to the Assets or the operation thereof or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over any of the EQT Parties or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), where such breaches, violations, defaults or Liens, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect or materially impair the ability of the EQT Entities to consummate the Transactions or any other transactions contemplated by this Agreement or the Transaction Documents.

(cc)                            Conformity of Units to Description.  The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, the General

Partner Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Agreement, will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(dd)                          No Labor Dispute.  No labor problem or dispute with the employees of any of the EQT Parties exists or, to the knowledge of the EQT Parties, is threatened, that would reasonably be likely to have a Material Adverse Effect.

(ee)                            Financial Statements.  The historical financial statements and schedules of the predecessor to the Partnership together with its consolidated subsidiaries (the “Predecessor”) included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus present fairly the financial condition, results of operations and cash flows of the Predecessor as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The summary historical and pro forma financial and operating information set forth in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus under the caption “Prospectus Summary—Summary Historical and Pro Forma Financial and Operating Data” and the selected historical and pro forma financial and operating information set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived, unless expressly noted otherwise.  The other financial information of the Partnership Entities, including non-GAAP financial measures, if any, contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus has been derived from the accounting records of the Partnership Entities and fairly presents in all material respects the information purported to be shown thereby.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus that are not so included as required; the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the most recent Preliminary Prospectus and the Prospectus; and all disclosures contained in the Registration Statement, the most recent Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus (as defined herein) regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G and Item 10 of Regulation S-K under the Act, to the extent applicable.

(ff)                              Pro Forma Financial Statements.  The pro forma financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.  The pro forma financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulations S-X and G of the Act, the Exchange Act, Item 10 under Regulation S-K and Financial Interpretation No. 46 and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(gg)                            Independent Registered Public Accounting Firm.  Ernst & Young LLP, who has certified certain financial statements of the Predecessor and its consolidated subsidiaries (including the related notes thereto) included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to the Predecessor as required by the Act and the Public Company Accounting Oversight Board.

(hh)                          Litigation.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no action, suit, proceeding or inquiry by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the EQT Entities or their property is pending or, to the knowledge of the EQT Parties, threatened or contemplated, that would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate the Transactions or any other transactions contemplated by this Agreement or the Transaction Documents or are required to be described in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus but are not described as required.

(ii)                                  Title to Properties.  Following consummation of the Transactions and on the Closing Date and each settlement date, except as described in the Registration Statement, the Disclosure Package and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect:

(i)                                     the Partnership Entities will have (A) good and indefeasible title to all real property (exclusive of rights-of-way, as hereinafter defined) owned by them and (B) good title to all personal property owned by them, in each of cases (A) and (B) as such properties are described in the Registration Statement, the Disclosure Package or the Prospectus, free and clear of all Liens, except as are created or arise under the New Credit Agreement;

(ii)                                  all land, buildings and other improvements, and all equipment and other personal property, to be held under lease or sublease by any of the Partnership Entities, will be held by them under valid and subsisting leases or subleases, as the case may be, with such exceptions as do not materially interfere with the use made or proposed to be made of such property, buildings or other improvements by the Partnership Entities, as such uses are described in the Registration Statement, the Disclosure Package or the Prospectus.

(jj)                                Rights of Way.  On the Closing Date and each settlement date, after giving effect to the Transactions, each of the Partnership Entities will have such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus, except for such rights-of-way the failure of which to obtain, would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect; and each of the Partnership Entities will have fulfilled and performed all of its obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way except for such revocations, terminations and impairments that would not reasonably be likely to have a Material Adverse Effect.

(kk)                          Possession of Licenses and Governmental Permits.  On the Closing Date and each settlement date, after giving effect to the Transactions, each of the Partnership Entities will possess, such permits, licenses, patents, certificates of need, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign governments or regulatory agencies or bodies (collectively, “Governmental Licenses”) necessary to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus except for such Governmental Licenses, the failure of which to obtain would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; the Partnership Entities are and will be in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; the Governmental Licenses are and will be valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; and to the knowledge of the EQT Parties, none of the EQT Parties has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be likely to have a Material Adverse Effect.

(ll)                                  Tax Returns.  Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, other than certain state and local tax returns as to which the failure to file would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, and has timely paid all taxes shown to be due pursuant to such returns other than (i) those currently being contested in good faith for which adequate reserves have been established or (ii) those which, if not paid, would not reasonably be likely to have a Material Adverse Effect.

(mm)                  Insurance.  On the Closing Date and each settlement date, after giving effect to the Transactions, the Partnership Entities will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors will be in full force and effect; and the Partnership Entities will be in compliance with the terms of such policies and instruments in all material respects.

(nn)                          Distribution Restrictions.  On the Closing Date and each settlement date, after giving effect to the Transactions, no Partnership Entity will be prohibited, directly or indirectly, from making any distribution with respect to its equity interests, from repaying any loans or advances to any other Partnership Entity or from transferring any of its property or assets to the Partnership or any other Partnership Entity, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(oo)                          Environmental Laws.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect:

(i)                                     with respect to the ownership and operation of the Assets, none of the EQT Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to protection of the environment, human health (to the extent relating to exposure to Hazardous Materials) or wildlife, or to pollution or contamination of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”);

(ii)                                  with respect to the ownership of the Assets, the Partnership Entities will have as of the Closing Date all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements;

(iii)                               with respect to the ownership of the Assets, no EQT Entities have received written notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the EQT Entities; and

(iv)                              with respect to the ownership and operation of the Assets, none of the EQT Entities are aware of any event or circumstance that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the EQT Entities relating to Hazardous Materials or any Environmental Laws.

In the ordinary course of their business, the Partnership Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Partnership Entities have concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, except as described in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(pp)                          Intellectual Property.  The Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the operations of the Assets as now conducted or as proposed in the Registration Statement, the Disclosure Package and the Prospectus to be conducted except to the extent that the failure to own, possess, license or have other rights in such Intellectual Property would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

(qq)                          Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and is not so described.

(rr)                                ERISA.  On the Closing Date and each settlement date, except as would not reasonably be likely to have a Material Adverse Effect, (i) the EQT Entities will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in Section 4043(c) ERISA) will have occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any EQT Entities would have any liability, excluding any reportable event for which a waiver could apply; (iii) no EQT Entity will have incurred, nor will any such entity expect to incur, liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (iv) each “pension plan” for which any EQT Entity would have any liability that is intended to be qualified under Section 401(a) of the Code will be the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the EQT Entities, nothing will have occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no EQT Entities have incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business) for which any Partnership Entity would reasonably be expected to be liable.

(ss)                              No Changes.  Since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, none of the Partnership Entities has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus and other than as would not reasonably be likely to have a Material Adverse Effect or prevent or materially interfere with or delay the consummation of the Transactions. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in or affecting the condition (financial or otherwise), management, earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto) or (ii) any dividend or distribution of any kind declared, paid or made by any Partnership Entity, in each case other than as described in the Registration Statement, the Disclosure Package and the Prospectus.

(tt)                                Sufficiency of Contribution Documents.  The Contribution Documents will be legally sufficient to transfer or convey to the Partnership Entities satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership Entities to conduct their operations in all material respects as contemplated by the Prospectus and the Disclosure Package, including the Assets. Upon execution and delivery of the Contribution Documents, the Partnership Entities will succeed in all material respects to the business, assets (including the Assets), properties, liabilities and operations reflected by the pro forma financial statements of the Partnership.

(uu)                          Description of Contracts; Filing of Exhibits.  The information in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of our Partnership Agreement Relating to Cash Distributions,” “Business—Regulatory Environment,” “Business—Environmental Matters,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement,”

and “Material Federal Income Tax Consequences”, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Operative Agreements or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus of any the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the EQT Entities is a party are accurate in all material respects.  There is no franchise, contract or other document of a character required to be described in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required (and the most recent Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus).

(vv)         Sarbanes-Oxley Act of 2002.  At the Effective Date, the Partnership and, to the knowledge of the EQT Parties, the officers and directors of the General Partner, in their capacities as such were, and on the Closing Date, will be, in compliance in all respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the New York Stock Exchange promulgated thereunder.

(ww)       Investment Company.  None of the Partnership Entities is now, and immediately following the sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds,” none will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xx)         Internal Controls.  The Partnership maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Partnership and its subsidiaries’ internal accounting controls are effective and none of the Partnership Entities is aware of any material weakness in their internal accounting controls.

(yy)         Disclosure Controls and Procedures.  The Partnership has established and maintains “disclosure controls and procedures” (as is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(zz)         Market Stabilization.  None of the EQT Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(aaa)      Foreign Corrupt Practices Act.  No EQT Entity nor, to the knowledge of any of the EQT Parties, any director, officer, agent, employee or affiliate of any EQT Entity, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the EQT Entities and, to the knowledge of any of the EQT Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(bbb)      Money Laundering Laws.  The operations of each of the EQT Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the EQT Parties with respect to the Money Laundering Laws is pending or, to the knowledge of each of the EQT Parties, threatened.

(ccc)       Office of Foreign Assets Control.  No EQT Entity nor, to the knowledge of any of the EQT Parties, any director, officer, employee or affiliate of any EQT Entity, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the EQT Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ddd)      Lending Relationship.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no EQT Entity (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(eee)       Private Placement.  The issuance of the Sponsor Units to EQT Midstream Investments, the General Partner Units to the General Partner and the Incentive Distribution Rights to the General Partner are exempt from the registration requirements of the Act, the rules and regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the EQT Entities has taken or will take any action that would cause the loss of such exemption.

(fff)        Statistical and Market-Related Data.  All statistical and market-related data included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus are based on or derived from sources that the EQT Parties believe to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(ggg)       No Distribution of Other Offering Materials.  None of the EQT Entities has distributed and, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than the most recent  Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, and any other materials permitted by the Act, including Rule 134, and in connection with the Directed Unit Program described in Section 4 hereof, the enrollment materials prepared by Citigroup Global Markets Inc.

(hhh)      FINRA.  To the knowledge of the EQT Entities, there are no affiliations or associations between any member of FINRA and any of the officers or directors of the General Partner or the holders of 5% or greater of the Common Units, except as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(iii)          Significant Subsidiaries.  The Operating Company, Equitrans Services and Equitrans are the only significant subsidiaries of the Partnership as defined by Rule 1-02 of Regulation S-X.

(jjj)         No Debt Securities.  The Partnership has no debt securities or preferred equity that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act).

(kkk)      Directed Unit Program. The Registration Statement, the Disclosure Package and the Prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Registration Statement, the Prospectus and the Disclosure Package, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program as defined in Section 4 hereto. The Partnership has not offered, or caused Citigroup Global Markets Inc. to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership Entities to alter the customer’s or supplier’s level or type of business with the Partnership Entities, or (ii) a trade journalist or publication to write or publish favorable information about the Partnership Entities or their industry.

Any certificate signed by any officer of the EQT Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a joint and several representation and warranty by each of the EQT Parties, as to matters covered thereby, to each Underwriter.

2.   Purchase and Sale.

(a)           Subject to the terms and conditions and in reliance upon the representations, warranties and covenants herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $19.761 per unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations, warranties and covenants herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,875,000 Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units, less an amount per Option Unit equal to any distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units.  Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters.  Said option may be exercised in whole or from time to time in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Units.

3.   Delivery and Payment.  Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 9:00 AM, Houston, Texas time, on July 2, 2012, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”).  Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several

Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) (each, a “settlement date”) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.  If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on such settlement date, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters, in forms reasonably satisfactory to the Representatives, delivered on the Closing Date pursuant to Section 6 hereof.  Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

4.   Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Units for sale to the public at the price as set forth in the Prospectus.  As part of the offering contemplated by this Agreement, each Underwriter has agreed to reserve out of the Firm Units set forth opposite its name on Schedule I to this Agreement, up to 8% of the Firm Units, for sale to the officers, directors (current or former) and employees of the General Partner and its affiliates and certain other persons associated with the General Partner or any of its affiliates, as designated by the General Partner (collectively, the “Directed Unit Participants”), as described in the Prospectus under the caption “Underwriting” (the “Directed Unit Program”). The Firm Units to be sold by the Underwriters pursuant to the Directed Unit Program (the “Directed Units”) will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Units not orally confirmed for purchase by any Directed Unit Participants by 7:00 AM, Houston, Texas time, on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. upon the terms and conditions set forth in the Prospectus. Under no circumstances will Citigroup Global Markets Inc. or any other Underwriter be liable to any of the Partnership Parties or to any Directed Unit Participants for any action taken or omitted by them in connection with such Directed Unit Program. It is further understood that any Firm Units which are not purchased by Directed Unit Participants will be offered by Citigroup Global Markets Inc. to the public upon the terms and conditions set forth in the Prospectus.

5.   Agreements.  Each of the EQT Parties, jointly and severally, agrees with the several Underwriters that:

(a)           Preparation of Prospectus and Registration Statement.  Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object.  The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           Amendment or Supplement of Disclosure Package and Issuer Free Writing Prospectuses.  If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, the Partnership will (A) notify promptly the Representatives so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Representatives in such quantities as it may reasonably request.

(c)           Amendment of Registration Statement or Supplement of Prospectus.  If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of subsection (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

(d)           Reports to Unitholders.  As soon as practicable, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e)           Signed Copies of the Registration Statement and Copies of the Prospectus.  The Partnership will furnish (or otherwise make available) to the Representatives and counsel for the Underwriters, upon request, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the most recent Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.  The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f)            Qualification of Units.  The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, or to subject itself to taxation in respect of doing business in any jurisdiction where it is not now so subject.

(g)           Lock-Up Period.  The EQT Parties will not, without the prior written consent of each Citigroup Global Markets Inc. and Barclays Capital Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or would reasonably be likely to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the EQT Parties or any officer or director of the General Partner) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement (the “Lock-Up Period”). The restrictions contained in the preceding sentence shall not apply to (a) the

Units to be sold hereunder, (b) the issuance by the Partnership of Common Units and other securities pursuant to the Contribution Agreement as described in the Registration Statement, the Disclosure Package and the Prospectus or (c) the issuance by the Partnership of equity awards pursuant to the EQT Midstream Services, LLC Long-Term Incentive Plan and the Partnership may file a registration statement on Form S-8 relating to such plan.  Notwithstanding the foregoing, if (i) during the last 17 days of the 180-day restricted period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs; or (ii) prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event unless the Representatives waive such extension in writing.  The Partnership will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 6(j) with prior notice of any such announcement or occurrence that gives rise to an extension of the restricted period.

(h)           Price Manipulation.  The EQT Parties will not, and will cause the EQT Entities to not, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(i)            Expenses.  The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel to the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and up to $20,000 in legal fees of counsel to the Underwriters relating to such FINRA matters); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; provided, however, that the

Underwriters will pay for fifty percent of the costs and expenses of any chartered flight in connection with the road show; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.  The Partnership agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.  Except as provided in this Section 5(i) and in Section 7, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, transfer taxes on any resale of the Units by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units.

(j)            Free Writing Prospectuses.  The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)           Use of Proceeds.  The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Registration Statement, the Disclosure Package and the Prospectus under “Use of Proceeds.”

(l)            NYSE Listing.  The Partnership will use its reasonable best efforts to effect and maintain the listing of the Common Units on the NYSE.

(m)          Emerging Growth Company.  The Partnership will notify promptly the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Units within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 5(g) hereof.

(n)           Written Testing-the-Waters Communications.  The Partnership shall not, and shall cause the EQT Entities not to, engage in any Testing-the-Waters

Communications.  If it is determined that a Written Testing-the-Waters Communication has occurred and at any time following the distribution of any such Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time not misleading, the Partnership will (i) notify promptly the Representatives so that the use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission, at its own expense; and (iii) supply any amendment or supplement to the Representatives in such quantities as may reasonably be requested.

6.   Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the EQT Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the EQT Parties made in any certificates pursuant to the provisions hereof, to the performance by the EQT Parties of their obligations hereunder and to the following additional conditions:

(a)           Filing of Prospectus; No Stop Order.  The Prospectus and any supplement thereto have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.  If the Partnership has selected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b)           EQT Parties’ Counsel Opinion.  The Partnership shall have requested and caused each of (i) Baker Botts L.L.P., counsel to the EQT Parties, and (ii) Buchanan Ingersoll & Rooney PC, special Pennsylvania counsel to the EQT Parties, to have furnished to the Representatives its legal opinion, dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit B and Exhibit C, respectively.

(c)           General Counsel’s Opinion.  Lewis B. Gardner, the General Counsel of EQT, shall have furnished to the Representatives his legal opinion, dated the Closing Date and any settlement date, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit D.

(d)           Underwriters’ Counsel Opinion.  The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions,

dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)                                  Officers’ Certificate.  EQT and the General Partner shall each have furnished to the Representatives a certificate of the Chairman, the President, the Chief Executive Officer or an Executive Vice President or Senior Vice President of such party (or persons holding similar positions, as applicable) and of the Chief Financial Officer or Chief Accounting Officer of such party (or persons holding similar positions, as applicable), dated the Closing Date and any settlement date pursuant to Section 3 hereof, to the effect that the signers of each such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering of the Units, and this Agreement and that:

(i) the representations and warranties of the EQT Parties in this Agreement are true and correct on and as of the Closing Date and any settlement date pursuant to Section 3 hereof, with the same effect as if made on the Closing Date and any settlement date pursuant to Section 3 hereof, and each EQT Party has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date or settlement date, as applicable;

(ii) since the date of the most recent financial statements included in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as described in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto); and

(iii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the EQT Parties, threatened.

(f)                                   Comfort Letter.  The Representatives shall have received from Ernst & Young LLP customary comfort letters dated the date of this Agreement, the Closing Date and any settlement date, and addressed to the Underwriters (with executed copies for each of the Representatives), containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto, and, with regards to such letters dated the Closing Date or any settlement date, to the effect that such firm reaffirms the statements made in the letters furnished on the date of this Agreement, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such settlement date.  References to the Prospectus in this subsection (f) include any supplement thereto at the date of the respective letter.

(g)                                  No Material Change.  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any material increase or decrease specified in the letter or letters referred to in subsection (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h)                                 No Downgrade.  Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the EQT Entities’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)                                     NYSE Listing.  The Units shall have been approved for listing and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.

(j)                                    Lock-Up Agreements.  At the Execution Time, the Partnership shall have furnished to the Representatives a lock-up agreement in the form attached as Exhibit A from each of the parties listed on Schedule III hereto and addressed to the Representatives.

(k)                                 Consummation of Transactions.  The EQT Parties shall have furnished to the Representatives evidence reasonably satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Date, in each case as described in the Registration Statement, the Disclosure Package and the Prospectus without material modification, change or waiver, except for such material modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the Closing Date on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(l)                                     Directed Unit Program.  Each participant in the Directed Unit Program shall have agreed to be restricted from sale, transfer, assignment, pledge or hypothecation of any Directed Units during the period beginning on the date hereof and ending on and including the date that is 180 days after the date of the Prospectus, and the EQT Parties shall direct the transfer agent to place stop transfer restrictions upon such Directed Units during such period.

(m)                             Other Certificates.  The Representatives shall have received from the EQT Parties such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and Vinson & Elkins L.L.P., this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

7.        Reimbursement of Underwriters’ Expenses.  If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof in the event trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE, or because of any refusal, inability or failure on the part of the EQT Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the EQT Parties will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8.        Indemnification and Contribution.

(a)                                 The EQT Parties jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, and each affiliate of any Underwriter who has participated or is alleged to have participated in the distribution of the Units as underwriters, and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made (with respect to any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus) not misleading and (ii) the Directed Unit Program, except, with respect to this clause (ii), insofar as such loss, claim, damage, or liability is finally judicially determined to have resulted from the gross negligence or willful misconduct of Citigroup Global Markets Inc. in conducting the Directed Unit Program, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the EQT Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described in subsection (b) of this Section 8.  This indemnity agreement will be in addition to any liability which the EQT Parties may otherwise have.

Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the EQT Parties jointly and severally agree to indemnify, defend and hold harmless Citigroup Global Markets Inc. and its directors, officers, employees and agents, and each person who controls Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which it or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or on behalf or with the consent of the Partnership for distribution to participants in the Directed Unit Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (2) is or was caused by the failure of any participating in the Directed Unit Program to pay for and accept delivery of Units that the participant has agreed to purchase; or (3) otherwise arises out of or is based upon the Directed Unit Program; provided, however, that the EQT Parties shall not be responsible under this clause (3) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of Citigroup Global Markets Inc. in conducting the Directed Unit Program. Section 8(d) shall apply equally to any proceeding brought against Citigroup Global Markets Inc. or any such person in respect of which indemnity may be sought against the EQT Parties pursuant to the immediately preceding sentence, except that the EQT Parties shall be liable for the expenses of one separate counsel (in addition to any local counsel) for Citigroup Global Markets Inc. and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to the first paragraph of this Section 8(a), in any such proceeding.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless the EQT Parties, each of the directors and officers of the General Partner who sign the Registration Statement, and each person who controls the EQT Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the EQT Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The EQT Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the Units, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization and syndicate covering transactions in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under subsection (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsection (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (but in no event shall the indemnifying party bear the reasonable fees, costs and expenses of more than one such separate counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  If the indemnifying party is obligated pursuant to this Section 8(c) to bear the reasonable fees, costs and expenses of one separate counsel for all of the indemnified parties, such indemnified parties shall not, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution is sought hereunder.  Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)                                 In the event that the indemnity provided in subsection (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the EQT Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the EQT Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the EQT Parties on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the EQT Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the EQT Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the EQT Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses and applicable structuring and advisory fees) received by the Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the EQT Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The EQT Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this subsection (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8(d), each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, each officer of the Partnership who shall have signed the Registration Statement and each director of the Partnership shall have the same rights to contribution as the EQT Parties, subject in each case to the applicable terms and conditions of this subsection (d).

9.        Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership Entities.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.                         Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or NYSE or trading in securities generally on the NASDAQ Stock Market or the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto) or (iv) there has occurred any material adverse effect in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Units.

11.                         Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the EQT Parties or any of their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the EQT Parties or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units.  The provisions of Section 7 and Section 8 hereof shall survive the termination or cancellation of this Agreement.

12.                         Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 9 West 57th Street, New York, New York 10019; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y.  10010-3629, Attention:  LCD-IBD; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (fax no.: (212) 622-8358); and Wells Fargo Securities, LLC, 301 S. College Street, Charlotte, NC 28288, Attention: Transaction Management (fax no:  (704) 383-9165); or, if sent to the EQT Parties, will be mailed, delivered to EQT Midstream Services, LLC, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222, Attention: General Counsel (fax no.: (412) 553-5970).

13.                         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.                         No Fiduciary Duty. Each of the EQT Parties hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the EQT Parties, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the EQT Parties and (c) the engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the EQT Parties agree that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the EQT Parties on related or other matters).  Each of the EQT Parties agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the EQT Parties in connection with such transaction or the process leading thereto.

15.                         Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the EQT Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

16.                         Applicable Law.  This Agreement, and any claim, controversy or dispute relating to or arising under this Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.                         Waiver of Jury Trial. Each of the EQT Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.                         Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.                         Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20.                         Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus dated June 18, 2012, (ii) the price to public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, (iii) the Issuer Free Writing Prospectuses, if any,

identified in Schedule II hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Testing-the-Waters Communication” shall mean any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communications” shall mean any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the EQT Parties and the several Underwriters.

Very truly yours,

EQT Corporation

By:	/s/ David L. Porges
Name: David L. Porges
Title: Chairman, President and Chief Executive Officer

EQT Midstream Services, LLC

By:	/s/ Philip P. Conti
Name: Philip P. Conti
Title: Senior Vice President and Chief Financial Officer

EQT Midstream Partners, LP

By:	EQT Midstream Services, LLC,
its general partner

By:	/s/ Philip P. Conti
Name: Philip P. Conti
Title: Senior Vice President and Chief Financial Officer

Equitrans Investments, LLC

By:	EQT Midstream Partners, LP,
its sole member

By:	EQT Midstream Services, LLC,
its general partner

By:	/s/ Philip P. Conti
Name: Philip P. Conti
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.		BARCLAYS CAPITAL INC.

By:	/s/ Amit Jhunjhunwala	By:	/s/ Victoria Hale
Name: Amit Jhunjhunwala		Name: Victoria Hale
Title: Director		Title: Vice President

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Units to be Purchased
Citigroup Global Markets Inc.	2,062,500
Barclays Capital Inc.	2,062,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,625,000
Credit Suisse Securities (USA) LLC	1,625,000
J.P. Morgan Securities LLC	1,625,000
Wells Fargo Securities, LLC	1,625,000
Deutsche Bank Securities Inc.	625,000
Goldman, Sachs & Co.	625,000
RBC Capital Markets, LLC	625,000
Total	12,500,000

I-1

SCHEDULE II

Issuer Free Writing Prospectuses included in the Disclosure Package:

None.

Issuer Free Writing Prospectus not included in the Disclosure Package:  Electronic roadshow as made available on http://www.netroadshow.com.

II-1

SCHEDULE III

Parties to Lock-Up Agreements

David L. Porges

Philip P. Conti

Randall L. Crawford

Theresa Z. Bone

Lewis B. Gardner

Michael A. Bryson

Julian M. Bott

III-1

EXHIBIT A

FORM OF LOCK-UP LETTER

June 26, 2012

CITIGROUP GLOBAL MARKETS INC.

BARCLAYS CAPITAL INC.

As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among EQT Corporation, EQT Midstream Partners, LP (the “Partnership”), EQT Midstream Services, LLC and Equitrans Investments, LLC and you as Representatives (the “Representatives”) of a group of Underwriters named therein, relating to an underwritten public offering of common units representing limited partner interests in the Partnership (“Common Units”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of each of Citigroup Global Markets Inc. and Barclays Capital Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or would reasonably be likely to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (the “Lock-up Period”) other than Common Units disposed of as bona fide gifts approved by each of Citigroup Global Markets Inc. and Barclays Capital Inc. (provided that in the case of any such transfer pursuant to a bona fide gift, the transferee or donee shall execute and deliver a lock-up letter agreement substantially in the form of this Lock-Up Letter Agreement).

A-1

Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the Lock-up Period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs; or (ii) prior to the expiration of the Lock-up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or occurrence of the material event, unless each of Citigroup Global Markets Inc. and Barclays Capital Inc. waives, in writing, such extension.  The undersigned hereby acknowledges that the Partnership has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

Notwithstanding anything contained herein to the contrary, to the extent that (i) at any time subsequent to the execution of this Lock-up Letter Agreement the undersigned is not required to make any filings under Section 16 or Sections 13(d) or (g) of the Securities Exchange Act of 1934 with respect to any shares of Common Units, and (ii) the undersigned has entered into or will enter into an agreement similar to this Lock-up Letter Agreement (a) in connection with a bona fide issuer directed unit program relating to the underwritten public offering of Common Units (a “DUP Program”) with respect to any Common Units to be purchased in such DUP Program (the “DUP Units”) and (b) with any member of the underwriting syndicate or any affiliate of such member who is acting as administrator of such DUP Program, the terms of such other similar lock-up agreement and not of this Lock-up Letter Agreement shall govern the undersigned’s rights with respect to such DUP Units.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

A-2

EXHIBIT B

FORM OF OPINION OF BAKER BOTTS L.L.P.

1.             Formation and Qualification.  Each of the EQT Entities (other than EQT and Equitrans) (the “Delaware EQT Entities”) is validly existing as a limited partnership or limited liability company, as applicable, and is in good standing under the laws of the State of Delaware, with all requisite power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease and to operate its properties currently owned or leased and conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.  Each of the Delaware EQT Entities is duly qualified to transact business and is in good standing as a foreign limited partnership or foreign limited liability company in each jurisdiction set forth opposite its name on Annex A hereto.

2.             Power and Authority to Act as General Partner of the Partnership.  The General Partner has all requisite power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.

3.             Ownership of the General Partner.  EQT Investments owns all of the issued and outstanding membership interests of the General Partner; all of such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and EQT Investments owns such membership interests free and clear of all Liens (except for restrictions on transferability contained in the GP LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming EQT Investments as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the EQT Credit Agreement.

4.             Valid Issuance of Membership Interests of EQT Investments.  All of the issued and outstanding membership interests of EQT Investments have been duly authorized and validly issued in accordance with the Organizational Documents of EQT Investments, and are fully paid (to the extent required by such Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act).

5.             Ownership of the General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership and, after giving effect to the Transactions, such interest will be represented by 707,744 General Partner Units; such General Partner Units will be duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner will own such

General Partner Units free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the New Credit Agreement.

6.             Ownership of Sponsor Units and Incentive Distribution Rights.  After giving effect to the Transactions, EQT Midstream Investments will own the Sponsor Units and the General Partner will own 100% of the Incentive Distribution Rights; all of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and EQT Midstream Investments will own the Sponsor Units and the General Partner will own the Incentive Distribution Rights, in each case free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming EQT Midstream Investments or the General Partner as debtor, as applicable, is on file as of a recent date in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the EQT Credit Agreement.

7.             Ownership of the Operating Company.  The Partnership owns all of the issued and outstanding membership interests of the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and are fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (except for restrictions on transferability contained in the Operating Company LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the New Credit Agreement.

8.             Ownership of Equitrans Services.  The Operating Company owns all of the issued and outstanding membership interests of the Equitrans Services; such membership interests have been duly authorized and validly issued in accordance with Equitrans Services’ limited liability company agreement (the “Equitrans Services LLC Agreement”) and are fully paid (to the extent required under the Equitrans Services LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Operating Company owns such membership interests free and clear of all Liens (except for restrictions on transferability contained in the Equitrans Services LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the New Credit Agreement.

9.                                      Valid Issuance of the Units.  The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Partnership pursuant to the Underwriting Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

10.                               Capitalization.  After giving effect to the Transactions contemplated by the Underwriting Agreement, the issued and outstanding limited partner interests of the Partnership will consist of 17,339,718 Common Units, 17,339,718 Subordinated Units and the Incentive Distribution Rights, which will be the only limited partner interests of the Partnership issued and outstanding.

11.                               No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities; or (ii) outstanding options or warrants to purchase any securities of the Partnership, in each case pursuant to or under the Organizational Documents of the Partnership Entities or any other agreement or instrument filed as an exhibit to the Registration Statement (excluding the agreements listed on Annex B hereto). To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, except such rights as have been waived or satisfied.

12.                               Authority and Authorization.  Each of the Delaware EQT Entities has all requisite limited partnership or limited liability company power and authority to execute and deliver each of the Underwriting Agreement and the Operative Agreements to which such Delaware EQT Entity is a party, as applicable, and to perform its respective obligations thereunder.  The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus, and (ii) the Sponsor Units and Incentive Distribution Rights and any Common Units issued to EQT Midstream Investments as a part of the Deferred Issuance and Distribution, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement.  All limited partnership and limited liability company action, as the case may be, required to be taken by the Delaware EQT Entities or any of their members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery by the Delaware EQT Entities of the

Transaction Documents to which they are a party and the consummation of the transactions (including the Transactions) contemplated by the Underwriting Agreement and the Transaction Documents has been validly taken.

13.                               Authorization of the Underwriting Agreement.  The Underwriting Agreement has been duly authorized, executed and delivered by each of the Partnership, the General Partner and the Operating Company.

14.                               Enforceability of the Operative Agreements.  The Operative Agreements have been duly authorized, executed and delivered by the Delaware EQT Entities that are parties thereto, and the Partnership Agreement, the GP LLC Agreement, the Operating Company LLC Agreement, the Equitrans Services LLC Agreement and the New Credit Agreement, assuming the due authorization, execution and delivery by the other parties thereto, are valid and legally binding agreements of the EQT Entities that are parties thereto, enforceable against such EQT Entities that are parties thereto in accordance with their terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

15.                               Non-contravention.  None of (A) the offering, issuance or sale by the Partnership of the Units, (B) the execution, delivery and performance of the Underwriting Agreement and the Operative Agreements by the EQT Entities that are parties thereto, (C) the consummation of the Transactions and any other transactions contemplated by the Underwriting Agreement or the Transaction Documents by the EQT Entities or (D) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus, (i) constitutes or will constitute a violation of the Organizational Documents of any of the Delaware EQT Entities, (ii)  constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or will result in the creation or imposition of any Lien upon any property or assets of any of the EQT Entities (other than Liens created pursuant to the New Credit Agreement) under, any agreement or other instrument filed as an exhibit to the Registration Statement (other than the agreements listed on Annex B hereto) or the EQT Credit Agreement, or (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL or federal law, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii) or (iii), would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or materially impair the ability of the EQT Entities to consummate the Transactions or any other transactions provided for in the Underwriting Agreement or the Transaction Documents; provided, however, that such counsel need express no opinion in this paragraph 15 with respect to federal or state securities laws and other anti-fraud laws.

16.                               No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any Delaware or federal court, governmental agency or body having jurisdiction over any of the EQT Entities or their properties or assets, is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Underwriting Agreement and the Operative Agreements by the EQT Entities party thereto, (iii) the consummation of the Transactions and any other transactions contemplated by the Underwriting Agreement or the Operative Agreements by the EQT Entities party thereto or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus, other than (a) registration of the Units under the Act or the Exchange Act (as to which such counsel need not express an opinion), (b) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters (as to which such counsel need not express an opinion), (c) under the by-laws and rules and regulations of FINRA (as to which such counsel need not express an opinion), (d) consents that have been obtained, and (e) where the failure to obtain such consent would neither reasonably be likely to have a Material Adverse Effect nor materially impair the ability of the EQT Entities to consummate the Transactions or any other transactions provided for in the Underwriting Agreement or the Transaction Documents.

17.                               Effectiveness of Registration Statement.  The Registration Statement has been declared effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

18.                               Description of Common Units.  The descriptions of the Common Units included in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Prospectus Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions—General,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” and “The Partnership Agreement” constitute accurate summaries of the terms of the Common Units in all material respects.

19.                               Descriptions and Summaries.  The statements included in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Certain Relationships and Related Transactions,” “Conflicts of Interest and Duties,” “The Partnership Agreement,” and “Investment in EQT Midstream Partners, LP by Employee Benefit Plans” insofar as they purport to constitute summaries of the provisions of federal statutes, rules or regulations or the Delaware LP Act, the Delaware LLC Act or the DGCL, any contracts and other documents, constitute accurate summaries of the provisions of such statutes, rules and regulations, and contracts and other documents in all material respects.

20.                               Tax Opinion.  The opinion of Baker Botts L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

21.                               Investment Company Act.  None of the Partnership Entities is now, or immediately following the sale of the Units to be sold by the Partnership pursuant to the Underwriting Agreement and application of the net proceeds from such sale as described in the

Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” as defined in the Investment Company Act.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the EQT Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, Delaware LLC Act and the DGCL and the contract law of the State of New York, (iv) with respect to the opinions expressed as to the good standing or due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Delaware EQT Entities, state that such opinions are based upon certificates of good standing provided by the Secretary of State of the state of formation and certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters), (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the EQT Entities may be subject; and (vi) with respect to the opinions expressed in paragraphs 3, 5, 6, 7 and 8 relating to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Corporation, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming such applicable Delaware EQT Entity as debtor.

In addition, such counsel shall make statements to the following effect:

We have reviewed the Registration Statement, the Disclosure Package and the Prospectus and have participated in conferences with officers and other representatives of the EQT Entities, with representatives of the Partnership’s independent registered public accounting firm, and with your representatives and your counsel, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed.  The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Disclosure Package or the Prospectus, and we have not undertaken to verify independently any of the factual matters in such documents.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Disclosure Package and the Prospectus involve matters of a non-legal nature.  Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Disclosure Package and the Prospectus (except to the extent stated in paragraphs 18 and 19 above).  Subject to the foregoing and on the basis of the information we gained in the course of performing the services referred to above, we advise you that:

(a)                                 the Registration Statement, as of the Effective Date, and the Prospectus, as of its date and the Closing Date, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and

(b)                                 nothing came to our attention that caused us to believe that:

(A)                               the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B)                             the Disclosure Package, as of the Execution Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C)                             the Prospectus, as of its date or as of the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case we have not been asked to, and do not express any belief with respect to (i) the financial statements and schedules or other financial, accounting or reserve information contained or included or incorporated by reference therein or omitted therefrom or (ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein.

ANNEX A

Name	Foreign Jurisdiction
EQT Midstream Partners, LP
EQT Midstream Services, LLC
Equitrans Investments, LLC
Equitrans Services, LLC
EQT Gathering, LLC
EQT Investments Holdings LLC
ET Blue Grass, LLC
Sunrise Pipeline L.L.C.

Annex A to Exhibit B

ANNEX B

1.                                      Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and EQT Energy LLC, dated September 21, 2010.

2.                                       Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 23, 2011 (EQTR 11628-588).

3.                                       Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated April 1, 2011 (EQTR 11695-586).

4.                                       Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 30, 2011 (EQTR 11667-591).

5.                                       Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 30, 2011 (EQTR 11670-593).

6.                                       Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 23, 2011 (EQTR 11630-585).

7.                                       Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 30, 2011 (EQTR 11672-590).

8.                                       Transportation Service Agreement Applicable to No-Notice Firm Transportation Service Under Rate Schedule NOFT between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 29, 2011 (EQTR 11661-583).

9.                                       Transportation Service Agreement Applicable to No-Notice Firm Transportation Service Under Rate Schedule NOFT between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 29, 2011 (EQTR 11662-584).

10.                                EQT Guaranty dated April 25, 2012, executed by EQT Corporation in favor of Equitrans, L.P.

11.                                Sublease Agreement between Equitrans, L.P. and EQT Production Company, effective March 1, 2011.

12.                                Amendment of Sublease Agreement between Equitrans, L.P. and EQT Production Company, dated April 5, 2012

13.                                Sunrise Facilities Lease Agreement by and between Equitrans, L.P. and Sunrise Pipeline, L.L.C.

Annex B to Exhibit B

EXHIBIT C

FORM OF OPINION OF BUCHANAN INGERSOLL & ROONEY PC

1.                                      Formation and Qualification.  Each of EQT and Equitrans (the “Pennsylvania EQT Entities”) is validly existing as a corporation or limited partnership, as applicable, and is in good standing under the laws of the Commonwealth of Pennsylvania, with all requisite power and authority necessary to enter into and perform its obligations under each Transaction Document to which it is a party, to own or lease and to operate its properties currently owned or leased and conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.  Equitrans is duly qualified to transact business and is in good standing as a foreign limited partnership in each jurisdiction set forth opposite its name on Annex A hereto.

2.                                      Power and Authority to Act as General Partner of Equitrans.  After giving effect to the Transactions, Equitrans Services will have all requisite power and authority to act as general partner of Equitrans in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.

3.                                      Ownership of EQT Investments.  EQT owns all of the issued and outstanding membership interests of EQT Investments free and clear of all Liens (except for restrictions on transferability contained in Organizational Documents of EQT Investments or as described in the Registration Statement, the Disclosure Package and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the Commonwealth of Pennsylvania naming EQT as debtor is on file as of a recent date in the office of the Secretary of State of the Commonwealth of Pennsylvania or (ii) otherwise known to such counsel, without independent investigation other than those created by or arising under the Pennsylvania Business Corporation Law or the EQT Credit Agreement.

4.                                      Ownership of Equitrans.  After giving effect to the Transactions, the Operating Company and Equitrans Services will own the 97.25% limited partner interest and the 2.75% general partner interest in Equitrans, respectively; the partnership interests will have been duly authorized and validly issued in accordance with Equitrans’ Fourth Amended and Restated Limited Partnership Agreement dated [•] (the “Equitrans LP Agreement”), and the limited partner interests will be fully paid (to the extent required by the Equitrans LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections [•] of the Pennsylvania Limited Partnership Act); and the Operating Company and Equitrans Services will own such partnership interests free and clear of all Liens (except for restrictions on transferability contained in the Equitrans LP Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company or Equitrans Services as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation other than those created by or arising under the Pennsylvania Limited Partnership Act or the New Credit Agreement.

5.                                      Authority and Authorization.  EQT has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and perform its obligations thereunder.  All corporate and limited partnership action, as the case may be, required to be taken by EQT and Equitrans or any of their stockholders or partners for the execution and delivery of the Transaction Documents to which they are a party and the consummation of the transactions (including the Transactions) contemplated by the Underwriting Agreement and the Transaction Documents has been validly taken.

6.                                      Authorization of the Underwriting Agreement.  The Underwriting Agreement has been duly authorized, executed and delivered by EQT.

7.                                      Enforceability of the Operative Agreements.  The Operative Agreements have been duly authorized, executed and delivered by the Pennsylvania EQT Entities that are party thereto, and the Equitrans LP Agreement, the Contribution Documents, the Sunrise Lease, the Omnibus Agreement and the Services Agreement, assuming the due authorization, execution and delivery by the other parties thereto, are valid and legally binding agreements of the Pennsylvania EQT Entities that are parties thereto, enforceable against such Pennsylvania EQT Entities that are parties thereto in accordance with their terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

8.                                      Sufficiency of Contribution Documents. Each Contribution Document is in a form legally sufficient to transfer or convey to the Partnership Entities thereunder all of the right, title and interest of the transferor stated therein and to the ownership interests, assets and rights purported to be transferred thereby, as described in the Registration Statement, the Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described in the Contribution Documents.

9.                                      Non-contravention.  None of (A) the execution, delivery and performance of the Underwriting Agreement and the Operative Agreements by the Pennsylvania EQT Entities that are parties thereto, (B) the consummation of the Transactions and any other transactions contemplated by the Underwriting Agreement or the Transaction Documents or (C) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus, (i) constitutes or will constitute a violation of the Organizational Documents of EQT or Equitrans, (ii)  constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or will result in the creation or imposition of any Lien upon any property or assets of any of EQT or Equitrans under, any agreement or other instrument included on Annex B attached hereto, which conflicts, breaches, violations, defaults or Liens, in the case of clause (ii) would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or materially impair the ability of the Pennsylvania EQT Entities to consummate the Transactions or any other transactions provided for in the Underwriting Agreement or the Transaction Documents.

10.                               No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any Pennsylvania court, governmental agency or body having jurisdiction over any of the Pennsylvania EQT Entities or their properties or assets is required in connection with (A) the execution, delivery and performance of the Underwriting Agreement and the Operative Agreements by the Pennsylvania EQT Entities party thereto, (B) the consummation of the Transactions or any other transactions contemplated by the Underwriting Agreement or the Transaction Documents by the Pennsylvania EQT Entities party thereto, other than (i) consents that have been obtained, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters (as to which such counsel need not express an opinion) and (iii) where the failure to obtain such consent would neither reasonably be likely to have a Material Adverse Effect nor materially impair the ability of the Pennsylvania EQT Entities to consummate the Transactions or any other transactions provided for in the Underwriting Agreement or the Transaction Documents.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the EQT Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by the laws of the Commonwealth of Pennsylvania, (iv) with respect to the opinions expressed as to the good standing or due qualification or registration as a foreign limited partnership of the Pennsylvania EQT Entities, state that such opinions are based upon certificates of good standing provided by the Secretary of State of the Commonwealth of Pennsylvania, and certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters), (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the EQT Entities may be subject; and (vi) with respect to the opinions expressed in paragraphs 3 and 4 relating to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Corporation, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the Commonwealth of Pennsylvania or the State of Delaware, as applicable, naming such applicable Pennsylvania EQT Entity as debtor.

ANNEX A

Name	Foreign Jurisdiction
Equitrans, LP

Annex A to Exhibit C

ANNEX B

(1)                                 Indenture dated as of April 1, 1983 between the Company and Pittsburgh National Bank.

(2)                                 Instrument dated as of [December 31, 1998] appointing Bankers Trust Company as successor trustee to Pittsburgh National Bank.

(3)                                 Supplemental Indenture dated as of March 15, 1991 with Bankers Trust Company eliminating limitations on liens and additional funded debt.

(4)                                 Resolution adopted August 19, 1991 by the Ad Hoc Finance Committee of the Board of Directors of the Company Addenda Nos. 1 through 27, establishing the terms and provisions of the Series A Medium-Term Notes.

(5)                                 Resolutions adopted July 6, 1992 and February 19, 1993 by the Ad Hoc Finance Committee of the Board of Directors of the Company and Addenda Nos. 1 through 8, establishing the terms and provisions of the Series B Medium-Term Notes.

(6)                                 Resolution adopted July 14, 1994 by the Ad Hoc Finance Committee of the Board of Directors of the Company and Addenda Nos. 1 and 2, establishing the terms and provisions of the Series C Medium-Term Notes.

(7)                                 Supplemental Indenture dated as of June 30, 2008 between the Company and Deutsche Bank Trust Company Americas pursuant to which EQT Corporation assumed the obligations of Equitable Resources, Inc. under the related Indenture.

(8)                                 Indenture with The Bank of New York, as successor to Bank of Montreal Trust Company, as Trustee, dated as of July 1, 1996.

(9)                                 Resolution adopted January 18 and July 18, 1996 by the Board of Directors of the Company and Resolutions adopted July 18, 1996 by the Executive Committee of the Board of Directors of the Company, establishing the terms and provisions of the 7.75% Debentures issued July 29, 1996.

(10)                          Officer’s Declaration dated as of February 20, 2003 establishing the terms of the issuance and sale of the Notes of the Company in an aggregate amount of up to $200,000,000.

(11)                          Officer’s Declaration dated as of November 7, 2002 establishing the terms of the issuance and sale of the Notes of the Company in an aggregate amount of up to $200,000,000.

(12)                          Officer’s Declaration dated as of September 27, 2005 establishing the terms of the issuance and sale of the Notes of the Company in an aggregate amount of $150,000,000.

(13)                          Supplemental Indenture dated as of June 30, 2008 between the Company and The Bank of New York pursuant to which EQT Corporation assumed the obligations of Equitable Resources, Inc. under the related Indenture.

(14)                          Indenture dated as of March 18, 2008 between the Company and The Bank of New York.

Annex B to Exhibit C

(15)                          First Supplemental Indenture (including the form of senior note) dated as of March 18, 2008 between the Company and The Bank of New York, as Trustee, pursuant to which the 6.5% Senior Notes due 2018 were issued.

(16)                          Second Supplemental Indenture dated as of June 30, 2008 between the Company and The Bank of New York pursuant to which EQT Corporation assumed the obligations of Equitable Resources, Inc. under the related Indenture.

(17)                          Third Supplemental Indenture dated as of May 15, 2009 between the Company and The Bank of New York pursuant to which the 8.125% Senior Notes due 2019 were issued.

(18)                          Fourth Supplemental Indenture, dated as of November 7, 2011, between EQT Corporation and The Bank of New York Mellon, as trustee, pursuant to which the 4.875% Senior Notes due 2021 were issued.

EXHIBIT D

FORM OF OPINION OF THE GENERAL COUNSEL

1.                                 Legal Proceedings.  To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which any of the EQT Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not so described as required by the Act.

2.                                      Exhibits.  To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments to which any of the EQT Entities is a party that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

3.                                      No Conflicts.  None of (A) the offering, issuance or sale by the Partnership of the Units, (B) the execution, delivery and performance of the Underwriting Agreement and the Operative Agreements by the EQT Entities that are parties thereto, (C) the consummation of the Transactions and any other transactions contemplated by the Underwriting Agreement or the Transaction Documents by the EQT Entities or (D) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus, (i)  constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or will result in the creation or imposition of any Lien upon any property or assets of the EQT Entities (other than Liens created pursuant to the New Credit Agreement) under, any agreement or other instrument listed on Annex A hereto or (ii) violates or will violate any order, judgment, decree or injunction known to such counsel to which any of the EQT Entities is a party or any of their property or assets is subject, which conflicts, breaches, violations or defaults, in the case of clauses (i) or (ii), would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or materially impair the ability of the EQT Entities to consummate the Transactions or any other transactions provided for in the Underwriting Agreement or the Transaction Documents.

4.                                      No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership, pursuant to any agreement or instrument known to such counsel to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound, excluding the Organizational Documents of such entity and any agreement or instrument filed as an exhibit to the Registration Statement (other than those listed on Annex A hereto) as to which such counsel need not opine.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the EQT Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are

D-1

authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine and (iii) state that its opinion is limited to matters governed by the laws of the Commonwealth of Pennsylvania.

In addition, such counsel shall make statements to the following effect:

I have reviewed the Registration Statement, the Disclosure Package and the Prospectus and I or my representatives have participated in conferences with officers and other representatives of the EQT Entities, with representatives of the Partnership’s independent registered public accounting firm, and with your representatives and your counsel, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed.  I have not undertaken to verify independently any of the factual matters in such documents.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Disclosure Package and the Prospectus involve matters of a non-legal nature.  Accordingly, I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Disclosure Package and the Prospectus.  Subject to the foregoing and on the basis of the information I gained in the course of performing the services referred to above, I advise you that nothing came to my attention that caused me to believe that:

(A)                               the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B)                               the Disclosure Package, as of the Execution Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C)                               the Prospectus, as of its date or as of the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case I have not been asked to, and do not express any belief with respect to (i) the financial statements and schedules or other financial, accounting or reserve information contained or included or incorporated by reference therein or omitted therefrom or (ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein.

D-2

ANNEX A

1.                                      Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and EQT Energy LLC, dated September 21, 2010.

2.                                       Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 23, 2011 (EQTR 11628-588).

3.                                       Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated April 1, 2011 (EQTR 11695-586).

4.                                       Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 30, 2011 (EQTR 11667-591).

5.                                       Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 30, 2011 (EQTR 11670-593).

6.                                       Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 23, 2011 (EQTR 11630-585).

7.                                       Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 30, 2011 (EQTR 11672-590).

8.                                       Transportation Service Agreement Applicable to No-Notice Firm Transportation Service Under Rate Schedule NOFT between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 29, 2011 (EQTR 11661-583).

9.                                       Transportation Service Agreement Applicable to No-Notice Firm Transportation Service Under Rate Schedule NOFT between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 29, 2011 (EQTR 11662-584).

10.                               EQT Guaranty dated April 25, 2012, executed by EQT Corporation in favor of Equitrans, L.P.

11.                               Sublease Agreement between Equitrans, L.P. and EQT Production Company, effective March 1, 2011.

12.                               Amendment of Sublease Agreement between Equitrans, L.P. and EQT Production Company, dated April 5, 2012.

13.                               Sunrise Facilities Lease Agreement by and between Equitrans, L.P. and Sunrise Pipeline, L.L.C.

Annex A to Exhibit E